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                                                                      EXHIBIT 21


                      FARAH INCORPORATED AND SUBSIDIARIES


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                                                                                  JURISDICTION OF             PERCENT
                 NAME                                                             INCORPORATION                OWNED
                 PARENT:
                    Farah Incorporated
                 SUBSIDIARIES OF FARAH INCORPORATED:
                    Farah U.S.A., Inc.                                                  Texas                     100%
                    Farah International, Inc.                                           Texas                     100%
                    Value Slacks, Inc.                                                  Texas                     100%
                    Farah (Far East) Limited                                            Hong Kong                 100%
                    Exportadora Triple Siete, S.A.                                      Costa Rica                100%
                 SUBSIDIARIES OF FARAH U.S.A., INC.:
                    Farah Manufacturing Services, Inc.                                  Texas                     100%
                    Farah Manufacturing Company, Inc.                                   Texas                     100%
                    Farah Manufacturing Company of
                        New Mexico, Inc.                                                New Mexico                100%
                    Farah Clothing Company, Inc.                                        Texas                     100%
                    FTX, Inc.                                                           Texas                     100%
                    Radco Sportswear, Inc.                                              Texas                     100%
                    Dimmit Industries, S.A. de C.V.                                     Mexico                    100%
                    Touche Industrial, S.A. de C.V.                                     Mexico                    100%
                 SUBSIDIARIES OF FARAH INTERNATIONAL, INC.:
                    Farah Manufacturing (U.K.) Limited                                  England                   100%
                    Farah (Australia) Pty. Limited                                      Australia                 100%
                    Farah Limited (Ireland)                                             Ireland                   100%
                    Farah (New Zealand) Limited                                         New Zealand               100%
                 SUBSIDIARIES OF VALUE SLACKS, INC.:
                    Value Clothing Company, Inc.                                        Texas                     100%
                 SUBSIDIARIES OF FARAH (FAR EAST) LIMITED:
                    Corporacion Farah - Costa Rica, S.A.                                Costa Rica                100%
                    Farah (Fiji) Limited                                                Fiji                       50%
                    Farah (Exports) Ireland                                             Ireland                   100%
                    South Pacific Investments Limited                                   Fiji                       50%
                 SUBSIDIARY OF FARAH LIMITED (IRELAND):
                    Farah Manufacturing Company
                        (Ireland) Limited                                               Ireland                   100%
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